Exhibit 5.1

December 16, 2020

Costco Wholesale Corporation

999 Lake Drive

Issaquah, Washington 98027

Re:	Registration Statement on Form S-8 of Shares of Common Stock, par value $0.01 per share, of Costco Wholesale Corporation

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which you are filing with the Securities and Exchange Commission (the “Commission”) with respect to up to 49,093 shares of common stock of Costco Wholesale Corporation, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Costco Wholesale Corporation 2019 Incentive Plan and up to 45,277 shares of Common Stock authorized for issuance under the Costco Wholesale Corporation 2002 Incentive Plan (together, the “Shares”).

We have examined the Registration Statement and such documents and records of Costco Wholesale Corporation as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Costco Wholesale Corporation 2019 Incentive Plan and the Costco Wholesale Corporation 2002 Incentive Plan (together, the “Plans”) have been duly authorized and that, upon the due execution by Costco Wholesale Corporation of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by Costco Wholesale Corporation in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Perkins Coie LLP